Exhibit 99.1

VIA OVERNIGHT

March 1, 2013

Illinois Tool Works Inc.
Corporate Headquarters
3600 West Lake Avenue
Glenview, IL 60026-1215

Gentlemen:

This letter constitutes the agreement to amend (the “Amendment”) that certain letter agreement between Illinois Tool Works Inc., a Delaware corporation (the “Company”), on the one hand, and Relational Investors LLC (“Investor”) and each of the individuals and entities set forth on the signature pages thereto (the “Investor Affiliates,” and together with the Investor, the Investor Affiliates, and the Affiliates and Associates of each of the foregoing, the “Investor Group”), dated January 12, 2012. The Company and Investor Group desire to extend for a period of one-year the Agreement, and hereby agree:

1.	Section 1 is hereby amended by deleting “sixtieth (60)” and placing such words with “ninetieth (90)”.

2.	The entire Agreement is hereby amended by:

a.	Deleting the reference to “2012” in Section 3 and replacing it with “2013”;

b.	Deleting references to “2013” in each place where such year appears therein and replacing it with “2014” in each such place; and

c.	Deleting references to “2014” in each place where such year appears in Section 8 and replacing it with “2015” in each such place.

3.	Except as and to the extent expressly modified by this Amendment, the Agreement shall remain in full force and effect in all respects without any modification.

4.
This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be effective as of delivery of a manually executed counterpart of this Amendment.

5.
This Amendment, together with the Agreement, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

Exhibit 99.1

(signature page follows)
Very truly yours,
RELATIONAL INVESTORS LLC
By:     /s/ D. H. Batchelder
    Name:    David Batchelder
    Title:    Principal

Confirmed and agreed to as of
the date first written above:
ILLINOIS TOOL WORKS INC.
By:/s/ Scott Santi
    Name: Scott Santi
    Title: President & CEO

RELATIONAL INVESTORS LLC
On behalf of the following:
RELATIONAL INVESTORS, L.P.
By: /s/ D. H. Batchelder
    Name: David Batchelder
    Title: Principal
RELATIONAL FUND PARTNERS, L.P.
By: /s/ D.H. Batchelder
    Name: David Batchelder
    Title: Principal

Exhibit 99.1

RELATIONAL COAST PARTNERS, L.P.
By: /s/ D.H. Batchelder
    Name: David Batchelder
    Title: Principal
RH FUND 1, L.P.
By: /s/ D.H. Batchelder
    Name: David Batchelder
    Title: Principal
RELATIONAL INVESTORS VIII, L.P.
By: /s/ D.H. Batchelder
    Name: David Batchelder
    Title: Principal
RELATIONAL INVESTORS IX, L.P.
By: /s/ D.H. Batchelder
    Name: David Batchelder
    Title: Principal
RELATIONAL INVESTORS XV, L.P.
By: /s/ D.H. Batchelder
    Name: David Batchelder
    Title: Principal
RELATIONAL INVESTORS XVI, L.P.
By: /s/ D.H. Batchelder
    Name: David Batchelder
    Title: Principal

Exhibit 99.1
RELATIONAL INVESTORS XX, L.P.
By: /s/ D.H. Batchelder
    Name: David Batchelder
    Title: Principal
RELATIONAL INVESTORS XXIII, L.P.
By: /s/ D.H. Batchelder
    Name: David Batchelder
    Title: Principal
DAVID H. BATCHELDER
/s/ D.H. Batchelder